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                            DISCOVER CARD TRUST 1993 B           Exhibit 99(A)
                      Credit Card Pass-Through Certificates

                          Distribution and Performance
                         Annual Aggregate Report - 1999

              Under the Pooling and Servicing Agreement dated as of February 1, 1993 (the "Agreement") by and among Greenwood Trust Company (the "Servicer"), Discover Receivables Financing Group, Inc. and Wilmington Trust Company, as Trustee, the Servicer is required to prepare certain information each month regarding current distributions to Investor Certificateholders and the performance of the Trust during the previous month. For purposes of filing Form 10-K, certain information is required to be prepared with respect to the Distribution Dates occurring during the fiscal year ended November 30, 1999. The information which is required to be prepared with respect to such Distribution Dates related to the year mentioned above is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented based upon the aggregate amounts for the Trust as a whole.

A. Information Regarding the Aggregate Distributions for the Twelve Months Ending November 30, 1999
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1.       Class A Certificates
(a)      The aggregate amount of the distribution to Class
         A Certificateholders on the related Distribution
         Dates.                                                 $15,525,000.00

(b)      The amount of the distribution set forth in
         paragraph (a) above in respect of interest.            $15,525,000.00

(c)      The amount of the distribution set forth in
         paragraph (a) above in respect of principal.                    $0.00

(d)      The amount of the distribution set forth in
         paragraph (a) above, per $1,000 interest.               $67.500000000

(e)      The amount of the distribution set forth in
         paragraph (b) above, per $1,000 interest.               $67.500000000

(f)      The amount of the distribution set forth in
         paragraph (c) above, per $1,000 interest.                $0.000000000

2.       Class B Certificates
(a)      The aggregate amount of the distribution to Class
         B Certificateholders on the related Distribution
         Dates.                                                  $1,632,999.96

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(b)      The amount of the distribution set forth in
         paragraph (a) above in respect of interest.             $1,632,999.96

(c)      The amount of the distribution set forth in
         paragraph (a) above in respect of principal.                    $0.00

(d)      The amount of the distribution set forth in
         paragraph (a) above, per $1,000 interest.               $71.000000000

(e)      The amount of the distribution set forth in
         paragraph (b) above, per 1,000 interest.                $71.000000000
(f)      The amount of the distribution set forth in
         paragraph (c) above, per 1,000 interest.                 $0.000000000

B.       Information Regarding the Performance of the Trust

1.       Collections of Receivables
(a)      The aggregate amount of Finance Charge Collections
         processed during the related Due Periods.              $52,471,586.57

(b)      The aggregate amount of Principal Collections
         processed during the related Due Period.              $717,465,199.28

(c)      The aggregate amount of Finance Charge Collections
         processed during the related Due Periods which was
         allocated in respect of the Investor Certificates.     $42,955,378.45

(d)      The aggregate amount of Principal Collections
         processed during the related Due Periods which was
         allocated in respect of the Investor Certificates.    $576,869,673.15

(e)      The aggregate amount of Finance Charge Collections
         processed during the related Due Periods which was
         allocated in respect of the Class A Certificates.      $39,050,400.45

(f)      The aggregate amount of Principal Collections
         processed during the related Due Periods which was
         allocated in respect of the Class A Certificates.     $524,433,162.48

(g)      The aggregate amount of Finance Charge Collections
         processed during the related Due Periods which was
         allocated in respect of the Class B Certificates.       $3,904,978.00
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(h)      The aggregate amount of Principal Collections
         processed during the related Due Periods which was
         allocated in respect of the Class B Certificates.      $52,436,510.67


(i)      The aggregate amount of Finance Charge Collections
         processed during the related Due Periods which was
         allocated in respect of the Seller Certificate.         $9,516,208.12

(j)      The aggregate amount of Principal Collections
         processed during the related Due Periods which was
         allocated in respect of the Seller Certificate.       $140,595,526.13

2.       Investor Losses; Reimbursement of Charge-offs
(a)      The aggregate amount of Class A Investor Losses,
         as defined in Section 4.04 (b) of the Agreement,
         during the related Due Periods.                                 $0.00

(b)      The aggregate amount of Class B Investor Losses,
         as defined in Section 4.04 (b) of the Agreement,
         during the related Due Periods.                                 $0.00

(c)      The amount of Class A Investor Losses set forth in
         paragraph (a) above, per $1,000 interest.                $0.000000000

(d)      The amount of Class B Investor Losses set forth in
         paragraph (b) above, per $1,000 interest.                $0.000000000

(e)      The total amount reimbursed to the Trust in the
         current year pursuant to Section 4.04 (c) of the
         Agreement, if any, in respect of Class A Investor
         Losses.                                                         $0.00

(f)      The total amount reimbursed to the Trust in the
         current year pursuant to Section 4.04 (c) of the
         Agreement, if any, in respect of Class B Investor
         Losses.                                                         $0.00

(g)      The amount set forth in paragraph (e) above, per
         $1,000 interest.                                         $0.000000000

(h)      The amount set forth in paragraph (f) above, per
         $1,000 interest.                                         $0.000000000
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(i)      The aggregate amount of unreimbursed Class B
         Investor Losses in the Trust as of November 30, 1999.           $0.00

(j)      The aggregate amount of unreimbursed Class B
         Investor losses in the Trust as of November 30, 1999.           $0.00

(k)      The amount set forth in paragraph (I) above, per
         $1,000 interest.                                         $0.000000000

(l)      The amount set forth in paragraph (j) above, per
         $1,000 interest.                                         $0.000000000

3.       Investor Servicing Fee
(a)      The amount of the Class A Monthly Servicing Fee
         payable by the Trust to the Servicer for the twelve
         months ended November 30, 1999.                         $3,449,922.42

(b)      The amount of the Class B Monthly Servicing Fee
         payable by the Trust to the Servicer for the twelve
         months ended November 30, 1999.                           $459,993.77

4.       Available Class B Credit Enhancement Amount
(a)      The amount available to be drawn under the Class B
         Credit Enhancement pursuant to Section 4.03 (c)
         (i), (g) and (h) of the Agreement as of the
         Distribution Date prior to November 30, 1999.          $12,650,000.00

(b)      The amount set forth in paragraph (a) above as a
         percentage of the Class B Interest.                            55.00%

5.       The Pool Factor

         The Pool Factor represents the ratio of the amount of the Investor Interest as of the Distribution Date prior to November 30, 1999 to the amount of the Investor Interest as of the Closing Date. The amount of a Certificateholder's pro-rata share of the
         Investor Interest can be determined by
         multiplying the original denomination of the Certificate- holder's Certificate by the Pool
         Factor.

         (a)  Class A Certificates                                 1.000000000

         (b)  Class B Certificates                                 1.000000000
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